Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.63 for the Fiscal Quarter Ended March 31, 2013

OMAHA, Neb.--(BUSINESS WIRE)--April 18, 2013--AMCON Distributing Company (“AMCON”) (NYSE AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.63 on net income available to common stockholders of $1.2 million for the fiscal quarter ended March 31, 2013.

“We delivered solid results in an operating environment that is characterized by significant competitive pressures in both of our business segments. Our strategic emphasis on customer service continues to be a differentiating factor for our organization in the market place,” said Christopher H. Atayan AMCON’s Chairman and Chief Executive Officer. “Our disciplined financial approach to internal and external growth is designed to prudently manage risk while enhancing shareholder value.”

Each of AMCON’s business segments reported good quarters. The wholesale distribution segment reported revenues of $264.7 million and operating income before depreciation and amortization of $3.0 million for the second fiscal quarter of 2013. The retail health food segment reported revenues of $9.9 million and operating income before depreciation and amortization of $1.2 million for the same period.

“We are taking a long term approach to developing our foodservice platform. Our foodservice offerings continue to grow as we work collaboratively with our customers to implement these profit making opportunities,” said Kathleen Evans, President of AMCON’s wholesale distribution segment.

“A number of well capitalized competitors have entered the retail health food markets we serve,” said Eric Hinkefent, President of AMCON’s retail health food segment. “Our growth strategy is to selectively open new stores in locations where the demographics value our high customer service philosophy. Our new store in Omaha, Nebraska will open in our third fiscal quarter of 2013 and we continue to work diligently toward opening our new store in Rogers, Arkansas.”

“At March 31, 2013 our stockholders equity was $49.9 million and consolidated debt was $23.4 million. We remain committed to investing in information technology in our wholesale distribution segment as we believe it supports our customers’ efficiency initiatives and helps optimizes their product mix to improve their bottom line,” said Andrew Plummer, AMCON’s Chief Financial Officer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2013 and September 30, 2012

	March	September
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash	$432,857	$491,387
Accounts receivable, less allowance for doubtful accounts of $1.2 million at both March 2013 and September 2012	30,956,166	32,681,835
Inventories, net	39,096,409	38,364,621
Deferred income taxes	1,654,571	1,916,619
Prepaid and other current assets	6,323,715	6,476,702
Total current assets	78,463,718	79,931,164

Property and equipment, net	13,154,761	13,083,912
Goodwill	6,349,827	6,349,827
Other intangible assets, net	5,003,478	5,185,978
Other assets	461,390	1,258,985
	$103,433,174	$105,809,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,433,201	$17,189,208
Accrued expenses	5,654,247	6,931,859
Accrued wages, salaries and bonuses	1,887,926	2,503,361
Income taxes payable	134,886	2,194,966
Current maturities of long-term debt	1,202,804	1,182,829
Total current liabilities	24,313,064	30,002,223

Credit facility	17,732,149	14,353,732
Deferred income taxes	3,828,867	3,633,390
Long-term debt, less current maturities	4,468,350	5,075,680
Other long-term liabilities	332,163	336,186
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both March 2013 and September 2012	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at March 31, 2013 and 58,000 shares issued and outstanding at September 30, 2012, and a total liquidation preference of $0.4 million and $1.5 million at March 2013 and September 2012, respectively	400,000	1,450,000

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 116,000 and 158,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 623,115 shares outstanding at March 2013 and 612,327 shares outstanding at September 2012	6,543	6,293
Additional paid-in capital	12,469,411	11,021,109
Retained earnings	40,683,583	38,349,253
Treasury stock at cost	(3,300,956)	(918,000)
Total shareholders’ equity	49,858,581	48,458,655
	$103,433,174	$105,809,866

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2013 and 2012

	For the three months		For the six months
	ended March		ended March
	2013	2012	2013	2012
Sales (including excise taxes of $87.2 million and $86.1 million, and $185.2 million and $176.6 million, respectively)	$274,568,151	$275,829,266	$576,786,472	$559,392,316
Cost of sales	256,271,131	256,612,867	539,259,663	521,538,240
Gross profit	18,297,020	19,216,399	37,526,809	37,854,076

Selling, general and administrative expenses	15,438,195	15,901,755	31,286,667	31,251,757
Depreciation and amortization	599,785	613,927	1,193,647	1,227,421
	16,037,980	16,515,682	32,480,314	32,479,178
Operating income	2,259,040	2,700,717	5,046,495	5,374,898

Other expense (income):
Interest expense	248,992	319,841	565,044	743,951
Other (income), net	(114,846)	(93,874)	(176,195)	(245,138)
	134,146	225,967	388,849	498,813
Income from operations before income tax expense	2,124,894	2,474,750	4,657,646	4,876,085
Income tax expense	911,000	1,010,000	1,981,000	1,973,000
Net income	1,213,894	1,464,750	2,676,646	2,903,085
Preferred stock dividend requirements	(48,108)	(66,906)	(107,399)	(134,547)
Net income available to common shareholders	$1,165,786	$1,397,844	$2,569,247	$2,768,538

Basic earnings per share available to common shareholders	$1.87	$2.26	$4.13	$4.47
Diluted earnings per share available to common shareholders	$1.63	$1.87	$3.55	$3.70

Basic weighted average shares outstanding	623,115	619,480	622,692	619,705
Diluted weighted average shares outstanding	743,195	784,429	754,881	785,281

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2013 and 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,676,646	$2,903,085
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,011,147	1,035,231
Amortization	182,500	192,190
Gain on sale of property and equipment	(71,131)	(22,216)
Equity-based compensation	652,421	674,180
Deferred income taxes	457,525	453,989
Provision for losses on doubtful accounts	39,000	164,757
Provision for losses on inventory obsolescence	49,179	7,827
Other	(4,023)	(4,023)

Changes in assets and liabilities:
Accounts receivable	1,686,669	813,322
Inventories	(780,967)	3,645,697
Prepaid and other current assets	152,987	(1,308,654)
Other assets	36,724	(48,424)
Accounts payable	(1,802,183)	(2,062,052)
Accrued expenses and accrued wages, salaries and bonuses	(1,123,486)	(1,509,628)
Income tax payable	(2,060,080)	(1,268,395)
Net cash flows from operating activities	1,102,928	3,666,886

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,104,229)	(707,724)
Proceeds from sales of property and equipment	139,540	40,820
Net cash flows from investing activities	(964,689)	(666,904)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on bank credit agreements	3,378,417	(1,464,646)
Principal payments on long-term debt	(587,355)	(732,440)
Repurchase of Series B Convertible Preferred Stock and common stock	(2,572,085)	(918,000)
Dividends paid on convertible preferred stock	(107,399)	(134,547)
Dividends on common stock	(234,917)	(238,628)
Proceeds from exercise of stock options	1,180	1,180
Withholdings on the exercise of equity-based awards	(74,610)	(51,452)
Net cash flows from financing activities	(196,769)	(3,538,533)
Net change in cash	(58,530)	(538,551)

Cash, beginning of period	491,387	1,389,665
Cash, end of period	$432,857	$851,114

	2013	2012
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$564,422	$770,110
Cash paid during the period for income taxes	3,583,555	2,787,407

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	57,412	5,185
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,389,258	950,562
Conversion by holder of Series B Convertible Preferred Stock to common stock	100,000	—
Common stock acquired with other consideration	760,871	—

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727